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                                                            EXHIBIT 8.2
                                    April 20, 1998


NIPSCO Industries, Inc.
801 East 86th Avenue
Merrillville, Indiana 46410

     Re:  Federal Income Tax Consequences of Merger of Bay State Gas Company
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          with and into a newly formed wholly owned subsidiary of NIPSCO
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          Industries, Inc. or with and into Northern Indiana Public Service
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          Company
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Gentlemen:

          You have requested our opinion relating to the federal income tax consequences to NIPSCO Industries, Inc. ("Industries"), Bay State Gas Company (the "Company"), a wholly-owned subsidiary of Industries to be formed ("Acquisition") and, under certain circumstances, Northern Indiana Public Service Company ("Northern Indiana") arising out of the Amended and Restated Agreement and Plan of Merger, dated as of December 18, 1997, and as amended and restated on March 4, 1998 (the "Merger Agreement"), by and between the Company and Industries. Our conclusions are based upon (i) the facts and assumptions set forth below and (ii) the written representations to be made by the Company to us as of this date and updated on the Effective Time (the "Company Letter") and the written representations to be made by Industries to us as of the Effective Time (the "Industries Letter"), the written representations to be made to us as of this date and updated on the Effective Time. Capitalized terms used but not defined in this letter have the meaning given them in the Merger Agreement. Our opinion does not address the tax consequences of the Preferred

Merger or the Alternative Merger, defined below, under state, local or foreign law.

                                     FACTS

          Pursuant to the Merger Agreement, Company shall be merged with and into Acquisition in accordance with the applicable provisions of the laws of the Commonwealth of Massachusetts (the "Preferred Merger"). Acquisition shall be the surviving corporation in the Preferred Merger and shall continue its corporate existence under the laws of the Commonwealth of Massachusetts. As a result of the Preferred Merger, Company shall cease to exist and Acquisition shall remain a direct wholly-owned subsidiary of Industries.

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          If at any time prior to December 31, 1998 the Preferred Merger is not approved by the Securities and Exchange Commission and it becomes possible under applicable law to merge Company into Northern Indiana, then pursuant to the Merger Agreement, Company will be merged with and into Northern Indiana (the "Northern Indiana Merger"), immediately after which Northern Utilities, Inc. will be merged with and into Northern Indiana (the "Northern Utilities Merger") (the Northern Indiana Merger and the Northern Utilities Merger will be collectively referred to as the "Alternative Merger"). Northern Indiana will be the surviving corporation in both mergers contemplated in the Alternative Merger and shall continue its existence under the laws of the state of Indiana. The Merger Agreement currently provides that in the event the Alternative Merger is chosen the parties will amend the terms of the Merger Agreement to make them consistent with the Alternative Merger.

          As a result of the Preferred Merger or the Alternative Merger, each share of Company common stock (each "Company Share") will be converted into the right to receive (i) $40.00 cash (the "Cash Price"), or (ii) such number or fraction thereof validly issued, fully paid and nonassessable shares of common stock, without par value, of Industries ("Industries Shares") determined by dividing the Cash Price by the Industries Share Price, or (iii) the right to receive a combination of cash and Industries Shares. If a holder of Company Shares (a "Company Shareholder") elects to receive cash, then such shareholder will receive cash, provided that the aggregate number of Company Shares that may be converted into the right to receive cash shall not exceed a number of shares which may be converted into an amount of cash equal to 50 percent of the Cash Price multiplied by the aggregate number of Company Shares outstanding on the second day prior to the Effective Time reduced by the dollar amount of any special dividend allowed by the Merger Agreement and further reduced as reasonably determined by Schiff Hardin & Waite, counsel to Industries, and LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to Company, as a result of the Preferred Merger or the Alternative Merger possibly failing to satisfy continuity of interest requirements under applicable federal income tax law principles relating to reorganizations described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Industries will pay cash to any Company Shareholder in lieu of delivering to such shareholder a fractional Industries Share.

          It is a condition precedent to closing the Preferred Merger or the Alternative Merger that Company redeem all of the preferred stock issued and outstanding.

                                  ASSUMPTIONS

          In rendering our opinion, we have assumed with your consent that (i) the proposed transactions will be consummated strictly in accordance with the terms and conditions described in the Merger Agreement, (ii) in the case of the Preferred Merger, the representations made to us by Company in the Company Letter and by Industries in the Industries Letter are true as of this date and will be true at the Effective Time, (iii) in the case of the Northern Indiana Merger, the representations made to us by Company in the Company Letter and by Industries in the Industries Letter are true as of this date and will be true at the Effective Time and (iv)

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in the event the Preferred Merger is not possible and the Alternative Merger is chosen, the Merger Agreement is not materially amended such that its terms and conditions do not meet the requirements of a reorganization pursuant to Section 368(a) of the Code. With regard to the Company Letter, or the Industries Letter, we have assumed that any representation made therein to the best of the knowledge of the management of Company and Industries, respectively, will be true without that qualification.

                                    OPINION

          Based on the facts and assumptions set forth above and our examination and review of the Merger Agreement, the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 and accompanying exhibits dated April 20, 1998 and the document referred to above, we are of the opinion that:

          (1) The Preferred Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code and each of Company, Industries and Acquisition will be "parties" to a reorganization within the meaning of Section 368(b) of the Code or, alternatively, the Alternative Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code and each of Company, Industries and Northern Indiana will be "parties" to a reorganization within the meaning of Section 368(b) of the Code.

          (2) No gain or loss will be recognized by Company, Industries or Acquisition in the case of the Preferred Merger or, alternatively, no gain or loss will be recognized by Company, Industries or Northern Indiana in the case of the Alternate Merger.

          We express no opinion concerning any tax consequences of the Preferred Merger, Northern Indiana Merger, Northern Utilities Merger or the Alternative Merger other than those specifically set forth above.

                                SCOPE OF OPINION

          Our opinion is based on present law and existing interpretations thereof by the courts and the Internal Revenue Service. Any change in the facts, currently or in the future, or any change in the law or existing interpretations thereof, may adversely affect our opinion. Further, our opinion is not binding on the Internal Revenue Service and the tax effects discussed above are not subject to absolute resolution prior to the running of the statute of limitations or the rendering of a final determination by a court of law or by closing agreement with the Internal Revenue Service. Finally, it should be noted that we have expressed no opinion except as specifically set forth herein.

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                                    CONSENTS

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-4 and to the reference to our firm under the heading "The Mergers - Material Federal Income Tax Consequences to Certain Shareholders" in the Proxy Statement/Prospectus that constitutes part of the Registration Statement.

                                        SCHIFF HARDIN & WAITE



                                        By: /s/ Lawrence H. Jacobson
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                                              Lawrence H. Jacobson

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